CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-237754 on Form S-6 of our report dated May 18, 2020, relating to the financial statement of FT 8719, comprising Digital World Leaders Opportunity Portfolio, Series 4, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

May 18, 2020